Exhibit 3.2

                                     BYLAWS
                                       OF
                                   TICKET CORP
                              A NEVADA CORPORATION

                                TABLE OF CONTENTS

ARTICLE 1   OFFICES......................................................     1

     1.1    Registered Office............................................     1
     1.2    Other Offices................................................     1

ARTICLE 2   MEETINGS OF STOCKHOLDERS.....................................     1

     2.1    Place    ....................................................     1
     2.2    Annual Meetings..............................................     1
     2.3    Special Meetings.............................................     1
     2.4    Notice of Meetings...........................................     1
     2.5    Purpose of Meetings..........................................     2
     2.6    Quorum   ....................................................     2
     2.7    Voting   ....................................................     2
     2.8    Share Voting.................................................     2
     2.9    Proxy    ....................................................     2
     2.10   Written Consent in Lieu of Meeting...........................     2

ARTICLE 3   DIRECTORS....................................................     3

     3.1    Powers   ....................................................     3
     3.2    Number of Directors..........................................     3
     3.3    Election and Term of Office..................................     3
     3.4    Chairman of the Board........................................     4
     3.5    Vacancies....................................................     4
     3.6    Removal of Director..........................................     4

ARTICLE 4   MEETINGS OF THE BOARD OF DIRECTORS...........................     4

     4.1    Place    ....................................................     4
     4.2    First Meeting................................................     5
     4.3    Regular Meetings.............................................     5
     4.4    Special Meetings.............................................     5
     4.5    Participation in Meeting by Web or Telephone Conference......     5
     4.6    Notice.......................................................     5
     4.7    Waiver of Notice.............................................     5
     4.8    Quorum.......................................................     5
     4.9    Adjournment..................................................     6

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ARTICLE 5   COMMITTEES OF DIRECTORS......................................     6

     5.1    Power to Designate...........................................     6
     5.2    Regular Minutes..............................................     6
     5.3    Written Consent..............................................     6

ARTICLE 6   COMPENSATION OF DIRECTORS....................................     6

     6.1    Compensation.................................................     6

ARTICLE 7   NOTICES......................................................     7

     7.1    Notice   ....................................................     7
     7.2    Consent  ....................................................     7
     7.3    Waiver of Notice.............................................     7

ARTICLE 8   OFFICERS.....................................................

     8.1    Appointment of Officers......................................     7
     8.2    Time of Appointment..........................................     7
     8.3    Additional Officers..........................................     7
     8.4    Salaries ....................................................     7
     8.5    Removal and Resignation......................................     8
     8.6    Vacancies....................................................     8
     8.7    President....................................................     8
     8.8    Vice President...............................................     8
     8.9    Secretary....................................................     8
     8.10   Assistant Secretaries........................................     8
     8.11   Treasurer....................................................     9
     8.12   Surety   ....................................................     9
     8.13   Assistant Treasurer..........................................     9

ARTICLE 9   CERTIFICATES OF STOCK........................................     9

     9.1    Share Certificates...........................................     9
     9.2    Transfer Agents..............................................     9
     9.3    Lost or Stolen Certificates..................................    10
     9.4    Share Transfers..............................................    10
     9.5    Voting Stockholder...........................................    10
     9.6    Stockholders Record..........................................    10

ARTICLE 10  GENERAL PROVISIONS...........................................    10

     10.1   Dividends....................................................    10
     10.2   Reserves ....................................................    11
     10.3   Checks   ....................................................    11
     10.4   Fiscal Year..................................................    11
     10.5   Corporate Seal...............................................    11
     10.6   Conflicts with General Corporation Law.......................    11

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ARTICLE 11  LIABILITY OF DIRECTORS AND OFFICERS..........................    11

     11.1   Elimination of Liability.....................................    11
     11.2   Mandatory Indemnification....................................    11
     11.3   Insurance....................................................    12
     11.4   Amendment....................................................    12

ARTICLE 12  AMENDMENTS...................................................    12

     12.1   By Shareholder...............................................    12
     12.2   By Board of Directors........................................    12

CERTIFICATE OF SECRETARY   ..............................................    13


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                                     BYLAWS
                                       OF
                                   TICKET CORP

                              A NEVADA CORPORATION

                                   ARTICLE ONE

                                     OFFICES

     SECTION 1.1 REGISTERED OFFICE. The registered office of the registered agent of this corporation shall be in the County of Washoe, State of Nevada.

     SECTION 1.2 OTHER OFFICES. The corporation may also have offices at such other places as the Board of Directors may from time to time determine or the business of the corporation may require.

                                 ARTICLE TWO

                          MEETINGS OF STOCKHOLDERS

     SECTION 2.1 PLACE. All annual meetings of the stockholders shall be held at the registered office of the corporation or at such other place as the directors shall determine. Special meetings of the stockholders may be held at such time and place as shall be stated in the notice of the meeting or in a duly executed waiver of notice thereof.

     SECTION 2.2 ANNUAL MEETINGS. Annual meetings of the stockholders shall be held within 60 days from the anniversary date of incorporation. The annual meetings may also be set by the Board of Directors from time to time if necessary, to accommodate the schedules of all directors and shareholders, at which time the stockholders shall elect by vote a Board of Directors and transact such other business as may properly be brought before the meeting.

     SECTION 2.3 SPECIAL MEETINGS. Special meetings of the stockholders for any purpose or purposes, unless otherwise prescribed by statute or by the Articles of Incorporation, may be called by the President or the Secretary by resolution of the Board of Directors, or at the request in writing of stockholders owning a majority in amount of the entire capital stock of the corporation issued and outstanding and entitled to vote. Such request shall state the purpose(s) of the proposed meeting.

     SECTION 2.4 NOTICE OF MEETINGS. Notices of meetings shall be in writing and signed by the President, Vice President, Secretary, or by such other person or persons as the directors shall designate. Such notice shall state the purpose or purposes for which the meeting is called and the time and the place, which may be within or out of this State, where it is to be held. A copy of such notice shall be either delivered personally to or shall be mailed, postage prepaid, to each stockholder of record entitled to vote at such meeting, not less than ten
(10) nor more than sixty (60) days before such meeting.  If mailed,  it shall be

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directed to a stockholder  at the  stockholder's  address as it appears upon the records of the corporation. Upon such mailing of any such notice, the service thereof shall be complete, and the time of the notice shall begin to run from the date upon which such notice is deposited in the mail for transmission to such stockholder. Personal delivery of any such notice to any officer of a corporation or association, or to any member of a partnership, shall constitute delivery of such notice of the holding of the meeting. It shall not be necessary to deliver or mail notice of the meeting to the transferee.

     SECTION 2.5 PURPOSE OF MEETINGS. Business transacted at any special meeting of stockholders shall be limited to the purposes stated in the notice.

     SECTION 2.6 QUORUM. The holders of a majority of the stock issued and outstanding and entitled to vote thereat, present in person or represented by proxy, shall constitute a quorum at all meetings of the stockholders for the transaction of business, except as otherwise provided by statute or by the Articles of Incorporation. If, however, such quorum shall not be present or represented at any meeting of the stockholders, the stockholders entitled to vote thereat, present in person or represented by proxy, shall have power to adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present or represented. At such adjourned meeting at which a quorum shall be present or represented, any business may be transacted which might have been transacted at the meeting as originally notified.

     SECTION 2.7 VOTING. When a quorum is present or represented at any meeting. the vote of the holders of a majority of the stock having voting power, present in person or represented by proxy, shall be sufficient to elect directors or to decide any questions brought before such meeting, unless the question is one upon which, by express provision of the statutes or of the Articles of Incorporation a different vote is required, in which case such express provision shall govern and control the decision of such question.

     SECTION 2.8 SHARE VOTING. Each stockholder of record of the corporation shall be entitled at each meeting of stockholders to one vote for each share of stock standing in the shareholder's name on the books of the corporation. Upon the demand of any stockholder, the vote for directors and the vote upon any question before the meeting shall be by ballot.

     SECTION 2.9 PROXY. At the meeting of the stockholders, any stockholder may be represented and vote by a proxy or proxies appointed by an instrument in writing. In the event that any such instrument in writing shall designate two or more persons to act as proxies, a majority of such persons present at the meeting or, if only one shall be present, then that one shall have and may exercise all of the powers conferred by such written instrument upon all of the persons so designated, unless the instrument shall otherwise provide. No proxy or power of attorney to vote shall be used to vote at a meeting of the stockholders unless it shall have been filed with the secretary of the meeting when required by the inspectors of election. All questions regarding the qualification of voters, the validity of proxies, and the acceptance or rejection of votes shall be decided by the inspectors of election, who shall be appointed by the Board of Directors or, if not so appointed, then by the presiding officer of the meeting.

     SECTION 2.10 WRITTEN CONSENT IN LIEU OF MEETING. Any action which, under any provision of law, may be taken at any annual or special meeting of stockholders, may be taken without a meeting and without prior notice if a consent in writing, setting forth the actions to be taken, shall be signed by the holders of outstanding shares having not less than the minimum number of

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votes that would be  necessary  to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted.

                                  ARTICLE THREE

                                    DIRECTORS

     SECTION 3.1 POWERS. Subject to any limitation of state law, the Articles of Incorporation, of these bylaws, and of actions required to be approved by the stockholders, the business and affairs of the corporation shall be managed and all corporate powers shall be exercised by or under the direction of the Board. The Board may, as permitted by law, delegate the management of the day-to-day operation of the business of the corporation to a management company or other persons or officers of the corporation provided that the business and affairs of the corporation shall be managed and all corporate powers shall be exercised under the ultimate direction of the Board. Without prejudice to such general powers, it is hereby expressly declared that the Board shall have the following powers:

     (a) To select and remove all of the officers, agents and employees of the corporation, prescribe the powers and duties for them as may not be inconsistent with law, or with the Articles of Incorporation or by these bylaws, fix their compensation, and require from them, if necessary, security for faithful service.

     (b) To conduct, manage, and control the affairs and business of the corporation and to make such rules and regulations therefore not inconsistent with law, with the Articles of Incorporation or these bylaws, as they may deem best.

     (c) To adopt, make and use a corporate seal, and to prescribe the forms of certificates of stock and to alter the form of such seal and such of certificates from time to time in their judgment they deem best.

     (d) To authorize the issuance of shares of stock of the corporation from time to time, upon such terms and for such consideration as may be lawful.

     (e) To borrow money and incur indebtedness for the purposes of the corporation, and to cause to be executed and delivered therefore, in the corporate name, promissory notes, bonds, debentures, deeds of trust, mortgages, pledges, hypothecation or other evidence of debt and securities therefore.

     SECTION 3.2 NUMBER OF DIRECTORS. The number of directors which shall constitute the whole board shall be One (1). The number of directors may from time to time be increased or decreased to not less than one nor more than fifteen by action of the Board of Directors.

     SECTION 3.3 ELECTION AND TERM OF OFFICE. The directors shall be elected at each annual meeting of the stockholders or by consent of stockholder in lieu of meeting. But, if any such annual meeting is not held or the directors are not elected thereat, the directors may be elected at any special meeting of stockholders held for that purpose. Each director shall hold office until the next annual meeting and until a successor has been elected and qualified.

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     SECTION 3.4 CHAIRMAN OF THE BOARD. At the regular meeting of the Board, the first order of business will be to select, from its members, a Chairman of the Board whose duties will be to preside over all board meetings until the next annual meeting and until a successor has been chosen.

     SECTION 3.5 VACANCIES. Any director may resign effective upon giving written notice to the Chairman of the Board, the President, Secretary, or the Board, unless the notice specified a later time for the effectiveness of such resignation. If the resignation is effective at a future time, a successor may be elected to take office when the resignation becomes effective.

     Vacancies in the Board including those existing as a result of a removal of a director, shall be filled by the stockholders at a special meeting, and each director so elected shall hold office until the next annual meeting and until such director's successor has been elected and qualified.

     A vacancy or vacancies in the Board shall be deemed to exist in case of the death, resignation or removal of any director or if the authorized number of directors be increased, or if the stockholders fail, at any annual or special meeting of stockholders at which any directors are elected, to elect the full authorized number of directors to be voted for at the meeting.

     The Board may declare vacant the office of a director who has been declared of unsound mind or convicted of a felony by an order of court.

     The stockholders may elect a director or directors at any time to fill any vacancy or vacancies. Any such election by written consent requires the consent of a majority of the outstanding shares entitled to vote. If the Board accepts the resignation of a director tendered to take effect at a future time, the stockholder shall have the power to elect a successor to take office when the resignation is to become effective.

     No reduction of the authorized number of directors shall have the effect of removing any director prior to the expiration of the director's term of office.

     SECTION 3.6 REMOVAL OF DIRECTOR. Except as otherwise provided by state law, any director or one or more of the incumbent directors may be removed from office by the vote of stockholders representing not less than two-thirds of the voting power of the issued and outstanding stock entitled to voting power.

                                  ARTICLE FOUR

                       MEETINGS OF THE BOARD OF DIRECTORS

     SECTION 4.1 PLACE. Regular meetings of the Board of Directors shall be held at any place within or out of the state which has been designated from time to time by resolution of the Board or by written consent of all members of the Board. In the absence of such designation, regular meetings shall be held at the registered office of the corporation. Special meetings of the Board may be held either at a place so designated or at the registered office.

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     SECTION 4.2 FIRST MEETING. The first meeting of each newly elected Board of
Directors shall be held immediately following the adjournment of the meeting of stockholders and at the place thereof. No notice of such meeting shall be necessary to the directors in order legally to constitute the meeting, provided a quorum be present. In the event such meeting is not so held, the meeting may be held at such time and place as shall be specified in a notice given as hereinafter provided for special meetings of the Board of Directors.

     SECTION 4.3 REGULAR MEETINGS. Regular meetings of the Board of Directors may be held without call or notice at such time and at such place as shall from time to time be fixed and determined by the Board of Directors.

     SECTION 4.4 SPECIAL MEETINGS. Special Meetings of the Board of Directors may be called by the Chairman, President, any Vice President, or by any two directors.

     Written notice of the time and place of special meetings shall be delivered personally to each director or sent to each director by mail or by other form of written communication, charges prepaid, addressed to the director at the address as it is shown on the records. If such address is not readily ascertainable, notice shall be sent to the place in which the meetings of the directors are regularly held. In case such notice is mailed or telegraphed, it shall be deposited in the United States mail or delivered to the telegraph company at least forty-eight (48) hours prior to the time of the holding of the meeting. In case such notice is delivered as above provided, it shall be so delivered at least twenty-four (24) hours prior to the time of holding of the meeting. Such mailing, telegraphing or delivery as above provided shall be due, legal and personal notice to such director.

     SECTION 4.5  PARTICIPATION  IN MEETINGS BY WEB OR  TELEPHONE  CONFERENCING.
Members of the Board may participate in a meeting through use of web or telephone conference or similar communications equipment, so long as all members, or a quorum of members, participate in such meeting.

     SECTION 4.6 NOTICE. Notice of the time and place of holding an adjourned meeting need not be given to the absent directors if the time and place be fixed at the meeting adjourned.

     SECTION 4.7 WAIVER OF NOTICE. The transactions of any meeting of the Board of Directors, however called and noticed or wherever held, shall be as valid as though a meeting had been duly held after regular call and notice, if a quorum be present, and if, either before or after the meeting, each of the directors not present signs a written waiver of notice, or a consent to holding such meeting, or an approval of the minutes thereof. All such waivers, consents or approvals shall be filed with the corporate records or made a part of the minutes of the meeting.

     SECTION 4.8 QUORUM. A majority of the authorized number of directors shall be necessary to constitute a quorum for the transaction of business, except to adjourn as hereinafter provided. Every act or decision done or made by a majority of the directors present at a meeting duly held at which a quorum is present shall be regarded as the act of the Board of Directors, unless a greater number is required by law or by the Articles of Incorporation. Any action of a majority, although not at a regularly called meeting, and the record thereof, if assented to in writing by all of the other members of the Board, shall be as valid and effective in all respects as if passed by the Board in regular meeting.

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     SECTION  4.9  ADJOURNMENT.  A  quorum  of the  directors  may  adjourn  any director's meeting to meet again at a stated day and hour provided, however, that in the absence of a quorum, a majority of the directors present at any director's meeting, either regular or special, may adjourn from time to time until the time fixed for the next regular meeting of the Board.

                                  ARTICLE FIVE

                             COMMITTEES OF DIRECTORS

     SECTION 5.1 POWER TO DESIGNATE. The Board of Directors may, by resolution adopted by a majority of the Board, designate one or more committees of the Board of Directors, each committee to consist of one or more of the directors of the corporation which, to the extent provided in the resolution, shall have and may exercise the power of the Board of Directors in the management of the business and affairs of the corporation, and may have power to authorize the seal of the corporation to be affixed to all papers which may require it. Such committees shall have such name or names as may be determined from time to time by the Board of Directors. The members of any such committee present at any meeting and not disqualified from voting may, whether or not they constitute a quorum, unanimously appoint another member of the Board of Directors to act at the meeting in the place of any absent or disqualified member. At meetings of such committees, a majority of the members or alternate members shall constitute a quorum for the transaction of business, and the act of a majority of the members or alternate members at any meeting at which there is a quorum shall be the act of the committee.

     SECTION 5.2 REGULAR MINUTES. The committees shall keep regular minutes of their proceedings and report the same to the Board of Directors.

     SECTION 5.3 WRITTEN CONSENT. Any action required or permitted to be taken at any meeting of the Board of Directors or of any committee thereof may be taken without a meeting if a written consent thereto is signed by all members of the Board of Directors or of such committee. as the case may be, and such written consent is filed with the minutes of proceedings of the Board or committee.

                                   ARTICLE SIX

                            COMPENSATION OF DIRECTORS

     SECTION 6.1 COMPENSATION. The directors may be paid their expenses of attendance at each meeting of the Board of Directors and may be paid a fixed sum for attendance at each meeting of the Board of Directors or a stated salary as director. No such payment shall preclude any director from serving the corporation in any other capacity and receiving compensation therefor. Members of special or standing committees may be allowed like reimbursement and compensation for attending committee meetings.

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                                  ARTICLE SEVEN

                                     NOTICES

     SECTION 7.1 NOTICE. Notices to directors and stockholders shall be in writing and delivered personally or mailed to the directors or stockholders at their addresses appearing on the books of the corporation. Notice by mail shall be deemed to be given at the time when the same shall be mailed. Notice to directors may also he given by telegram.

     SECTION 7.2 CONSENT. Whenever all parties entitled to vote at any meeting, whether of directors or stockholders, consent, either by a writing on the records of the meeting or filed with the secretary, or by presence at such meeting and oral consent entered on the minutes, or by taking part in the deliberations at such meeting without objection, the doings of such meetings shall be as valid as if they had occurred at a meeting regularly called and noticed, and at such meeting any business may be transacted which is not excepted from written consent or to the consideration of which no objection for want of notice is made at the time. If any meeting be irregular for want of notice or of such consent, provided a quorum was present at such a meeting, the proceedings of said meeting may be ratified and approved and rendered likewise valid and the irregularity of defect therein waived by a writing signed by all parties having the right to vote at such meeting, and such consent or approval of stockholders may be by proxy or attorney, but all such proxies and powers of attorney must be in writing.

     SECTION 7.3 WAIVER OF NOTICE. Whenever any notice whatsoever is required to be given under the provisions of the statutes, of the Articles of Incorporation or of these Bylaws, a waiver thereof in writing, signed by the person or persons entitled to said notice, whether before or after the time stated therein, shall be deemed equivalent thereto.

                                  ARTICLE EIGHT

                                    OFFICERS

     SECTION 8.1 APPOINTMENT OF OFFICERS. The officers of the corporation shall be chosen by the Board of Directors and shall be a President, a Secretary and a Treasurer. Any person may hold two or more offices.

     SECTION 8.2 TIME OF APPOINTMENT. The Board of Directors at its fixed meeting after each annual meeting of stockholders shall choose a chairman of the Board, who shall be a director, and shall choose a President, a Secretary and a Treasurer, none of whom need be directors.

     SECTION 8.3 ADDITIONAL OFFICERS. The Board of Directors may appoint a Vice Chairman of the Board, Vice Presidents, one or more Assistant Secretaries and Assistant Treasurers and such other officers and agents as it shall deem necessary, who shall hold their offices for such terms and shall exercise such powers and perform such duties as shall be determined from time to time by the Board of Directors.

     SECTION 8.4 SALARIES. The salaries and compensation of all officers of the corporation shall be fixed by the Board of Directors.

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     SECTION  8.5 REMOVAL AND  RESIGNATION.  Any officer may be removed,  either with or without cause, by the Board of Directors at any time, or, except in the case of an officer chosen by the Board, by any officer upon whom such power of removal may be conferred by the board.

     Any officer may resign at any time by giving written notice to the corporation. Any such resignation shall take effect at the date of the receipt of such notice or at any later time specified therein. The acceptance of such resignation shall be necessary to make it effective.

     SECTION 8.6 VACANCIES. The officers of the corporation shall hold office at the pleasure of the Board of Directors. Any vacancy occurring in any office of the corporation by death, resignation, removal, disqualification, or any other cause shall be filled in the manner prescribed by these bylaws for the regular election or appointment to such office.

     SECTION 8.7 PRESIDENT. The President shall be the chief executive officer of the corporation and shall have active management of the business of the corporation. The President shall execute, on behalf of the corporation, all instruments requiring such execution, except to the extent the signing and execution thereof shall be expressly designated by the Board of Directors to some other officer or agent of the corporation.

     SECTION 8.8 VICE PRESIDENT. The Vice President shall act under the direction of the President and, in the absence or disability of the President, shall perform the duties and exercise the powers of the President. They shall perform such other duties and have such other powers as the President or the Board of Directors may from time to time prescribe. The Board of Directors may designate one or more Executive Vice Presidents or may otherwise specify the order of seniority of the Vice Presidents. The duties and powers of the President shall descend to the Vice Presidents in such specified order of seniority.

     SECTION 8.9 SECRETARY. The Secretary shall keep or cause to be kept, at the Principal Executive Office, and such other place as the Board may order, a copy of the corporations Bylaws together with a record book of all meetings of shareholders, the Board, and its committees, with the time and place of holding, whether regular or special, and, if special, how authorized, the notice thereof given, the names of those present at Board and committee meetings, the number of shares present or represented at stockholders' meetings, and proceedings thereof.

     The Secretary shall keep, or cause to be kept, at the Principal Executive Office, a share register, or a duplicate share register, showing the names of the shareholders and their addresses, the number and classes of shares held by each, the number and date of certificates issued for the same, and the number and date of cancellation of every certificate surrendered for cancellation.

     The Secretary shall give, or cause to be given, notice of all the meetings of the shareholders and of the Board and any committees thereof required by these bylaws or by law to be given, shall keep the seal of the corporation in safe custody, and shall have such other powers and perform such other duties as may be prescribed by the Board.

     SECTION 8.10 ASSISTANT SECRETARIES. The Assistant Secretaries shall act under the direction of the President. In order of their seniority, unless

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otherwise determined by the President or the Board of Directors,  they shall, in the absence or disability of the Secretary, perform such other duties and exercise the powers of the Secretary. They shall perform such other duties and have such other powers as the President or the Board of Directors may from time to time prescribe.

     SECTION 8.11 TREASURER. The Treasurer shall act under the direction of the President. Subject to the direction of the President, the Treasurer shall have custody of the corporate funds and securities, shall keep full and accurate accounts of receipts and disbursements in books belonging to the corporation, and shall deposit all monies and other valuable effects in the name and to the credit of the corporation in such depositories as may be designated by the Board of Directors. The Treasurer shall disburse the funds of the corporation as may be ordered by the President or the Board of Directors, taking proper vouchers for such disbursements, and shall render to the President and the Board of Directors, at its regular meetings or when the Board of directors so requires, an account of all transactions as Treasurer and of the financial condition of the corporation.

     SECTION 8.12 SURETY. If required by the Board of Directors, the Treasurer shall give the corporation a bond in such sum surety or sureties as shall be satisfactory to the Board of Directors for the faithful performance of the duties of the office and for the restoration to the corporation in case of the Treasurer's death, resignation, retirement or removal from office, of all books, papers, vouchers, money and other property of whatever kind in the Treasurer's possession or control belonging to the corporation.

     SECTION 8.13 ASSISTANT TREASURER. The Assistant Treasurer, in the order of their seniority, unless otherwise determined by the President or the Board of Directors, shall, in the absence or disability of the Treasurer, perform the duties and exercise the powers of the Treasurer. The Assistant Treasurer shall perform such other duties and have such other powers as the President or the Board of Directors may from time to time prescribe.

                                  ARTICLE NINE

                              CERTIFICATES OF STOCK

     SECTION 9.1 SHARE CERTIFICATES. Every stockholder shall be entitled to have a certificate signed by the President or a Vice President, and the Treasurer or an Assistant Treasurer or the Secretary of the corporation, certifying the number of shares owned by the shareholder in the corporation. If the corporation shall be authorized to issue more than one class of stock or more than one series of any class, the designations, preferences and relative, participating, optional or other special rights of the various classes of stock or series thereof and the qualifications, limitations or restrictions of such rights, shall be set forth in full or summarized on the face or back of certificate which the corporation shall issue to represent such stock.

     SECTION 9.2 TRANSFER AGENTS. If a certificate is signed (a) by a transfer agent other than the corporation or its employees or (b) by a registrar other than the corporation or its employees, the signatures of the officers of the corporation may be facsimiles. In case any officer who has signed or whose facsimile signature has been placed upon a certificate shall cease to be such officer before such certificate is issued, such certificate may be issued with the same effect as though the person had not ceased to be such officer. The seal of the corporation, or a facsimile thereof, may, but need not be, affixed to certificates of stock.

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     SECTION 9.3 LOST OR STOLEN CERTIFICATES.  The Board of Directors may direct a new certificate or certificates to be issued in place of any certificate or certificates theretofore issued by the corporation alleged to have been lost or destroyed upon the making of an affidavit to that fact by the person claiming the certificate of stock to be lost or destroyed. When authorizing such issue of a new certificate or certificates, the Board of Directors may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost or destroyed certificate or certificates, or a legal representative, to advertise the same in such manner as it shall require and/or give the corporation a bond in such sum as it may direct as indemnity against any claim that may be made against the corporation with respect to the certificate alleged to have been lost or destroyed.

     SECTION 9.4 SHARE TRANSFERS. Upon surrender to the corporation or the transfer agent of the corporation of a certificate for shares duly endorsed or accompanied by proper evidence of succession, assignment or authority to transfer, it shall be the duty of the corporation, if it is satisfied that all provisions of the laws and regulations applicable to the corporation regarding transfer and ownership of shares have been complied with, to issue a new certificate to the person entitled thereto, cancel the old certificate and record the transaction upon its books.

     SECTION 9.5 VOTING STOCKHOLDER. The Board of Directors may fix in advance a date not exceeding sixty (60) days nor less than ten (10) days preceding the date of any meeting of stockholders, or the date for the payment of any dividend, or date for the allotment of rights, or the date when any change or conversion or exchange of capital stock shall go into effect, or a date in connection with obtaining the consent of stockholders for any purpose, as a record date for determination of the stockholders entitled to receive payment of any such meeting, and any adjournment thereof, or entitled to receive payment of any such dividend, or to give such consent. In such case, such stockholders, and only such stockholders as shall be a stockholder of record on the date so fixed, shall be entitled to notice of and to vote at such meeting, or any adjournment thereof, or to receive payment of such dividend, or to receive such allotment of rights, or to exercise such rights, or to give such consent, as the case may be, notwithstanding any transfer of any stock on the books of the corporation after any such record date fixed as aforesaid.

     SECTION 9.6 STOCKHOLDERS RECORD. The corporation shall be entitled to recognize the person registered on its books as the owner of shares to be the exclusive owner for all purposes including voting and dividends, and the corporation shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by the laws of Nevada.

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                                   ARTICLE TEN

                               GENERAL PROVISIONS

     SECTION 10.1 DIVIDENDS. Dividends upon the capital stock of the corporation, subject to the provisions of the Articles of Incorporation, if any, may be declared by the Board of Directors at any regular or special meeting, pursuant to law. Dividends may be paid in cash, in property or in shares of the capital stock, subject to the provisions of the Articles of Incorporation.

     SECTION 10.2 RESERVES. Before payment of any dividend, there may be set aside out of any funds of the corporation available for dividends such sum or sums as the directors from time to time, in their absolute discretion, think proper as a reserve or reserves to meet contingencies, or for equalizing dividends, or for repairing or maintaining any property of the corporation or for such other purpose as the directors shall think conducive to the interest of corporation. The directors may modify or abolish any such reserve in the manner in which it was created.

     SECTION 10.3 CHECKS. All checks or demands for money and notes of the corporation shall be signed by such officer or officers or such other person or persons as the Board of Directors may from time to time designate.

     SECTION 10.4 FISCAL YEAR. The fiscal year of the corporation shall be fixed by resolution of the Board of Directors.

     SECTION 10.5 CORPORATE SEAL. The corporation may or may not have a corporate seal, as may from time to time be determined by resolution of the Board of Directors. If a corporate seal is adopted, it shall have inscribed thereon the name of the corporation and the words "Corporate Seal" and "Nevada". The seal may be used by causing it or a facsimile thereof to be impressed or affixed or in any manner reproduced.

     SECTION 10.6 CONFLICTS WITH GENERAL CORPORATION LAW. In the event and to the extent of any conflict between the provisions of these bylaws and any mandatory requirements of the General Corporation Law of Nevada, as it may be amended from time to time, the latter shall govern and all other provisions of the bylaws not in conflict thereof shall continue in full force and effect.

                                 ARTICLE ELEVEN

                       LIABILITY OF DIRECTORS AND OFFICERS

     SECTION 11.1 ELIMINATION OF LIABILITY. A director or officer of the corporation shall not be personally liable to the Corporation or its stockholders for damages for breach of fiduciary duty as a director or officer, excepting only acts or omissions which involve intentional misconduct, fraud or a knowing violation of the law.

     SECTION 11.2 MANDATORY INDEMNIFICATION. Every person who was or is a party or is threatened to be made a party to or is involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he or she or a person of whom he or she is the legal

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representative is or was a director or officer of the corporation,  or is or was serving at the request of the corporation or for its benefit as a director or officer of another corporation, or as its representative in a partnership, joint venture, trust or other enterprise, shall be indemnified and held harmless to the fullest extent legally permissible under the General Corporation Laws of the State of Nevada from time to time against all expenses, liability and loss (including attorneys' fees, judgments, fines and amounts paid or to be paid in settlement) reasonably incurred in defending a civil or criminal action, suit or proceeding must be paid by the corporation as they are incurred and in advance of the final disposition of the action, suit or proceeding upon receipt of an undertaking by or on behalf of the director or officer to repay the amount if it is ultimately determined by a court of competent jurisdiction that he or she is not entitled to be indemnified by the corporation. Such right of indemnification shall be a contract right which may be enforced in any manner desired by such person. Such right of indemnification shall not be exclusive of any other right which such directors, officers or representatives may have or hereafter acquire and, without limiting the generality of such statement, they shall be entitled to their respective rights of indemnification under any bylaw, agreement, vote of stockholders, provision of law or otherwise, as well as their rights under this Article.

     SECTION 11.3 INSURANCE. The Board of Directors may cause the corporation to purchase and maintain insurance on behalf of any person who is or was a director or officer of the corporation, or is or was serving at the request of the corporation as a director or officer of another corporation, or as its representative in a partnership, joint venture, trust or other enterprise against any liability asserted against such person and incurred in any such capacity or arising out of such status, whether or not the corporation would have the power to indemnify such person.

     SECTION 11.4 AMENDMENT. The Board of Directors may from time to time adopt further Bylaws with respect to indemnification and may amend these and such Bylaws to provide at all times the fullest indemnification permitted by the General Corporation Laws of the State of Nevada.

                                 ARTICLE TWELVE

                                   AMENDMENTS

     SECTION 12.1 BY STOCKHOLDER. The Bylaws may be amended by a majority vote of all the stock issued and outstanding and entitled to vote at any annual or special meeting of the stockholders provided notice of intention to amend shall have been contained in the notice of the meeting.

     SECTION 12.2 BY BOARD OF DIRECTORS. The Board of Directors by a majority vote of the whole Board at any meeting may amend these Bylaws, including Bylaws adopted by the stockholders, but the stockholders may from time to time specify particular provisions of the Bylaws which shall not be amended by the Board of Directors.

     APPROVED AND ADOPTED this _____ day of ______________, 20___.


                                            ------------------------------------
                                            Russell A Rheingrover, Secretary

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                          CERTIFICATE OF SECRETARY

     I hereby certify that I am the Secretary Ticket Corp, and that the foregoing Bylaws, consisting of 12 pages, constitutes the code of Bylaws of Ticket Corp, as duly adopted at a regular meeting of the Board of Directors of the corporation held on _____________________, 20_____.


     IN WITNESS WHEREOF, I have hereunto subscribed my name this ______________ day of, 20___.


                                            ------------------------------------
                                            Russell A Rheingrover, Secretary

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